U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                     FORM 8-K


                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported): February 3, 2005

                                 GAMEZNFLIX, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Nevada                    0-29113                    54-1838089
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                     Identification No.)

       1535 Blackjack Road, Franklin, Kentucky                   42134
       (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code:  (270) 598-0385



             Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On February 3, 2005, Gary Hohman resigned as president and a director of the Registrant in order to take the position of president of the Registrant's subsidiary, GameZnFlix Racing and Merchandising, Inc. (formerly known as AmCorp Group, Inc.).

     On February 3, 2005, Donald "Chip" Gallent was promoted to president of the Registrant to replace Mr. Hohman; he was also appointed as a director of the company. Mr. Gallent has been working for the company since early August, first as consultant and then in December becoming a full time employee as vice president of web operations. Prior to joining the company, Mr. Gallent was the owner of Fourthturn Collective of Nashville, Tennessee, an eBusiness strategy and development firm, from October 2001 to November 2004. From March 2000 to October 2001, he worked for XOR, Inc., an eBusiness strategist and account manager. From June 1997 to March 2000, Mr. Gallent served as general manager and vice president of Thinktivity Interactive/Frank Best & Ingram. Mr. Gallent has not entered into any employment agreement with the company as this time.

     A press release announcing these actions is set forth at Exhibit 99 to this Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-B.


                                SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GameZnFlix, Inc.



Dated: February 4, 2005                By: /s/ John Fleming
                                       John Fleming, Chief Executive Officer


                                 EXHIBIT INDEX

Number                 Description

99 Text of Press Release Issued by the Registrant, dated February 4, 2005 (filed herewith).

                                 EX-99
                        TEXT OF PRESS RELEASE

GameZnFlix, Inc. Renames Its Subsidiary AmCorp Group, Inc. to
GameZnFlix Racing and Merchandising, Inc., Appoints Gary Hohman
President and Welcomes Donald Gallent as the New President of
GameZnFlix, Inc.

FRANKLIN, Ky., Feb. 4 /PRNewswire-FirstCall/ -- GameZnFlix, Inc. (OTC Bulletin Board: GZFX) announced that Gary Hohman has left GameZnFlix, Inc. to assume the position of president of GameZnFlix Racing and Merchandising, Inc. (formerly known as AmCorp Group, Inc.). Donald "Chip" Gallent has been promoted to president and to the board of directors of GameZnFlix, Inc. to replace Mr. Hohman. Mr. Gallent has been working for the company since early August 2004, first as consultant and then in December becoming a full time employee as vice president of web operations for GameZnFlix, Inc. Prior to joining the company, Mr. Gallent was the owner of Fourthturn Collective of Nashville, Tennessee, an eBusiness strategy and development firm, from October 2001 to November 2004. From March 2000 to October 2001, Mr. Gallent worked for XOR, Inc. as an eBusiness strategist and account manager. From June 1997 to March 2000, Mr. Gallent served as general manager and vice president of Thinktivity Interactive/Frank Best & Ingram.

Mr. Hohman, prior to joining GameZnFlix, Inc., had served as president and COO for AdSouth Partners, Inc. He had been involved in the music and television production industry and has received awards such as the Golden Quill Award, Golden Addy, Matrix Award, Good Housekeeping Award, Parent's Choice Award, and an Achievement Award from the City of Pittsburgh. Mr. Hohman produced and directed for the Reliance Training Network the "Leadership Series," featuring former President George H. W. Bush, Norman Schwarzkopf, Colin Powell and Anthony Robbins. By accepting the new position as president of GameZnFlix Racing and Merchandising, Inc., Mr. Hohman will be responsible for daily operations of our sponsored drag racing car and market and merchandising of the newly renamed subsidiary.

John Fleming, CEO/Chairman of GameZnFlix, Inc., stated: "By expanding the management team at GameZnFlix to include Mr. Gallent, and having Mr. Hohman head up the newly renamed subsidiary, GameZnFlix has moved yet further along to meeting its milestones. Both Mr. Gallent and Mr. Hohman come to us with the business backgrounds which will help lead the company towards the future."

GameZnFlix, Inc. (OTC Bulletin Board: GZFX), is a company that offers rental or purchase of DVD movie/video game titles over the Internet with access to over 28,000 titles. Beginning at $16.50 (Military personnel/families) or $17.25 per month subscribers can rent a combination of both DVD movies and/or games with no late fees or due dates or purchase titles at a member discount.

For more information, please contact: admin@gameznflix.com or 888-542-6817, ext. 5; Website: www.gameznflix.com

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to those, set forth in the company's Form 10-KSB filing and other filings with the United States Securities and Exchange Commission (available at http://www.sec.gov/). The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.